Exhibit (4) J.

                                                EXECUTION COPY


                      EASTMAN KODAK COMPANY

                               TO

                      THE BANK OF NEW YORK

                                            Trustee



                       __________________


                  FIFTH SUPPLEMENTAL INDENTURE
                  Dated as of October 10, 2003

                               to

                            INDENTURE
                   Dated as of January 1, 1988

                        _________________



            3.375% Convertible Senior Notes due 2033


                        TABLE OF CONTENTS

ARTICLE I   Relation to Indenture; Additional Definitions      2

ARTICLE II  The Series of Securities                           7

ARTICLE III Optional Redemption of the Notes                  10

ARTICLE IV  Purchase Upon a Fundamental Change                12

ARTICLE V   Optional Purchase                                 14

ARTICLE VI  Conditions and Procedures for Purchases at
            Option of Holders                                 15

ARTICLE VII Conversion of Notes                               19

ARTICLE VIIIRestrictions on Transfer                          29

ARTICLE IX  Remedies; Modification and Waiver                 33

ARTICLE X   Miscellaneous Provisions                          34


EXHIBIT A Form of Note   A-1
EXHIBIT B   Form of certificate to be delivered upon
            exchange or registration of transfer of
            Securities                                       B-1

EXHIBIT C   Form of conversion notice                        C-1

EXHIBIT D   Form of Fundamental Change conversion notice     D-1

EXHIBIT E   Form of purchase notice                          E-1

EXHIBIT F   Assignment Form                                  F-1

EXHIBIT G   Form of restricted Common Stock legend           G-1

EXHIBIT H   Form of transfer certificate for transfer of
            restricted Common Stock                          H-1



                      EASTMAN KODAK COMPANY

                  FIFTH SUPPLEMENTAL INDENTURE

            3.375% Convertible Senior Notes due 2033

     FIFTH SUPPLEMENTAL INDENTURE, dated as of October 10, 2003, between EASTMAN KODAK COMPANY, a corporation duly organized and existing under the laws of the State of New
Jersey (the "Company"), having its principal office at 343 State Street, Rochester, New York 14650, and THE BANK OF NEW YORK, a corporation duly organized and existing under the laws of the State of New York, as Trustee (the "Trustee").


                            RECITALS

     WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of January 1, 1988, as supplemented by the First Supplemental Indenture thereto dated as of September 6, 1991, the Second Supplemental Indenture thereto dated as of September 20, 1991, the Third Supplemental Indenture thereto dated as of January 26, 1993 and the Fourth Supplemental Indenture thereto dated as of March 1, 1993 (as so supplemented, the "Base Indenture", and as hereby supplemented and amended, the "Indenture"), providing for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein and therein called the "Securities"), to be issued in one or more series as provided in the Base Indenture.

     WHEREAS pursuant to the terms of the Indenture, the Company desires to provide for the establishment of one new series of its Securities to be designated as the "3.375% Convertible Senior Notes due 2033" (the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Fifth Supplemental Indenture.

     WHEREAS, Section 901(9) of the Base Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture for the purpose of curing any ambiguity, correcting or supplementing any provision in the Base Indenture which may be inconsistent with any other provision therein, or making any other provisions with respect to matters or questions arising under the Base Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

     WHEREAS,   the   Company,  pursuant  to  the   foregoing
authority,   proposes  in  and  by  this  Fifth  Supplemental
Indenture to amend and supplement the Base Indenture in certain respects as set forth herein.

     WHEREAS, the Company has requested that the Trustee execute and deliver this Fifth Supplemental Indenture and all requirements necessary to make this Fifth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed, authenticated and delivered by the Company, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Fifth Supplemental Indenture has been duly authorized in all respects.

     NOW, THEREFORE, in consideration of the mutual promises provided herein and the purchase and acceptance of the Securities by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Notes, and amending the Base Indenture, the Company covenants and agrees with the Trustee as follows:

                            ARTICLE I

          Relation to Indenture; Additional Definitions

     Section 1.01 Relation to Indenture. This Fifth Supplemental Indenture constitutes an integral part of the Base Indenture.

     Section 1.02 Definitions. (a) For all purposes of this Fifth Supplemental Indenture:

         (1) Capitalized terms used herein without definition shall have the meaning specified in the Base Indenture;

         (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Fifth Supplemental Indenture; and

         (3)  The terms "hereof", "herein", "hereby", "hereto",
         "hereunder", "herewith" and other words of similar import refer to this Fifth Supplemental Indenture.

     (b) For all purposes of this Fifth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     "Additional  Amounts"  has  the  meaning  set  forth  in
Section 2.04(f) hereof;

     "Base Indenture" has the meaning set forth in the first paragraph of the Recitals hereof;

     "Beneficial Owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act;

     "Bid  Solicitation Agent" has the meaning set  forth  in
Section 2.12 hereof;

     "Business Day" means, with respect to any Place of Payment for the Notes, each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment are authorized or obligated by law to close. If any Interest Payment Date, Maturity Date, Redemption Date, Purchase Date or Fundamental Change Purchase Date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day with the same force and effect as if made on the relevant date that the payment was due and no interest will accrue on such payment for the period from and after the Interest Payment Date, Maturity Date, Redemption Date, Purchase Date or Fundamental Change Purchase Date, as the case may be, to the date of that payment on the next succeeding Business Day.

     "Capital Lease" means a lease that, in accordance with accounting principles generally accepted in the United States of America, would be recorded as a capital lease on the balance sheet of the lessee;

     "Common Equity" of any Person means capital stock of such Person that is generally entitled to (1) vote generally in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate generally in the selection of the governing body, partners, managers or others that will control the management or policies of such Person;

     "Common  Stock" means the common stock, par value  $2.50
per share, of the Company;

     "Company  Notice"  has the meaning provided  in  Section
6.01 hereof;

     "Company  Notice  Date"  has  the  meaning  provided  in
Section 6.01 hereof;

     "Continuing Director" means a director who either was a member of the Board of Directors on October 7, 2003 or who becomes a member of the Board of Directors subsequent to that date and whose appointment, election or nomination for election by the Company's stockholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as nominee for director;

     "Conversion Agent" means the office or agency designated by the Company where Notes may be presented for conversion;

     "Conversion  Date" has the meaning provided  in  Section
7.02 hereof;

     "Conversion   Price"  means  $1,000   divided   by   the
Conversion Rate;

     "Conversion  Rate" has the meaning provided  in  Section
7.01 hereof;

     "Conversion  Value"  means  the  product  of  the   last
reported sale price for a share of the Common Stock on a given day multiplied by the then-current Conversion Rate.

     "Distributed Assets or Securities" has the meaning provided in Section 7.06(c) hereof;

     "Dividend Threshold Amount" has the meaning provided  in
Section 7.06(d) hereof;

     "Equity Interests" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature;

     "Exchange   Act"  means  the  United  States  Securities
Exchange Act of 1934, as amended.

     "ex-date" has the meaning provided in the definition of Spin-off Market Price;

     "Expiration  Time" has the meaning provided  in  Section
7.06(f) hereof;

     "Fair  Market  Value" means the amount which  a  willing
buyer   would  pay  a  willing  seller  in  an  arm's  length
transaction;

     A "Fundamental Change" shall be deemed to have occurred at such time after the original issuance of the Notes as any of the following occurs: (a) the Common Stock or other common stock into which the Notes are convertible is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market or another established automated over-the-counter trading market in the United States; (b) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate Beneficial Owner of Common Equity of the Company representing more than 50% of the voting power of the Company's Common Equity; (c) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than the Company or one or more of the Company's Subsidiaries); provided, however, that a transaction where the holders of the Company's Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change; or (d) Continuing Directors cease to constitute at least a majority of the Board of Directors; provided, however, that a Fundamental Change shall not be deemed to have occurred in respect of any of the foregoing if either (i) the Last Reported Sale Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof shall equal or exceed 105% of the Conversion Price of the Notes in effect immediately before the Fundamental Change or the public announcement thereof; or
(ii)  at  least  90%  of  the consideration  (excluding  cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or quoted on the NASDAQ National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as "Publicly Traded Securities") and as a result of such transaction or transactions the Notes become convertible into such Publicly Traded Securities (excluding cash payments for fractional shares). For purposes of the foregoing proviso, the term "capital stock" of any Person means any and all shares (including ordinary shares or American Depositary Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person;

     "Fundamental Change Purchase Date" has the meaning provided in Section 4.01 hereof;

     "Fundamental Change Purchase Notice" has the meaning provided in Section 4.03 hereof;

     "Fundamental Change Purchase Price" has the meaning provided in Section 4.01 hereof;

     "Global  Notes"  has the meaning set  forth  in  Section
2.08(a) hereof;

     The term "Indebtedness" as applied to any Person, means bonds, debentures, notes and other instruments or arrangements representing obligations created or assumed by any such Person, in respect of: (i) obligations for money borrowed (other than unamortized debt discount or premium);
(ii) obligations evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind; (iii) obligations as lessee under a Capital Lease; and (iv) any amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations listed in clause (i), (ii) or
(iii) above. All indebtedness secured by a lien upon property owned by such Person of such type, although such Person has not assumed or become liable for the payment of such indebtedness, shall for all purposes hereof be deemed to be indebtedness of such Person. All indebtedness for borrowed money incurred by any other Persons which is directly guaranteed as to payment of principal by such Person shall for all purposes hereof be deemed to be indebtedness of any such Person, but no other contingent obligation of such Person in respect of indebtedness incurred by any other Persons shall for any purpose be deemed to be indebtedness of such Person;

     "Initial Purchasers" means the initial purchasers of the Notes listed on Schedule I to the Purchase Agreement, for which Citigroup Global Markets Inc. and Lehman Brothers Inc.
acted as Representatives;

     "Interest  Payment Date" has the meaning  set  forth  in
Section 2.04(a) hereof;

     "Last Reported Sale Price" of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If the Common Stock is not listed for trading on a
U.S.  national  or  regional  securities  exchange  and   not
reported by the Nasdaq National Market on the relevant date, the "last reported sale price" shall be the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose;

     "Market Price" means the average of the Last Reported Sale Prices of Common Stock for the 20 Consecutive Trading Day period ending on the applicable date of determination (if the applicable date of determination is a Trading Day or, if not, then on the last Trading Day prior to such applicable date of determination), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during such 20 Consecutive Trading Day period and ending on the applicable date of determination, of any event that would result in an adjustment of the Conversion Rate under this Fifth Supplemental Indenture;

     "Maturity  Date"  has the meaning set forth  in  Section
2.03 hereof;

     "Notes"  has  the  meaning  set  forth  in  the   second
paragraph of the Recitals hereof;

     "Option Issue Date" means each settlement date for the issuance of Option Securities (as such term is defined in the Purchase Agreement);

     "Original  Issue  Date"  has  the  meaning  provided  in
Section 2.04(a) hereof;

     "Purchase Agreement" means that certain Purchase Agreement, dated October 7, 2003, by and among the Company and the Initial Purchasers listed in Schedule I thereto which provides for the sale by the Company to the Initial Purchasers of the Notes;

     "Purchase  Date"  has  the meaning provided  in  Section
5.01(a) hereof;

     "Purchase  Notice" has the meaning provided  in  Section
5.01(a)(i) hereof;

     "Purchase Price" has the meaning provided in paragraph 7 of the Notes;

     "Purchased  Shares" has the meaning provided in  Section
7.06(f) hereof;

     "Qualified Institutional Buyer" has the meaning assigned to such term in Rule 144A under the Securities Act;

     "Redemption  Price"  has  the  meaning  set   forth   in
paragraph 5 of the Notes;

     "Registrable Securities" has the meaning assigned to such term in the Registration Rights Agreement;

     "Registration Default" has the meaning assigned to such term in the Registration Rights Agreement;

     "Registration  Rights  Agreement"  means  that   certain
Registration Rights Agreement, dated as of October 10, 2003, by and among the Company and the Initial Purchasers;

     "Regular  Record  Date" has the  meaning  set  forth  in
Section 2.04(a) hereof;

     "Restricted  Common  Stock  Legend"  means  the   legend
labeled as such, substantially in the form set forth in Exhibit G hereof;

     "Shelf Registration Statement" has the meaning assigned to such term in the Registration Rights Agreement;

     "Spin-off Market Price" per share of Common Stock of the Company or the Equity Interests in a Subsidiary or other business unit of the Company on any day means the average of the daily Last Reported Sale Price for the 10 consecutive Trading Days commencing on and including the fifth Trading Day after the "ex-date" with respect to the issuance or distribution requiring such computations. As used herein, the term "ex-date," when used with respect to any issuance or distribution, shall mean the first date on which the security trades regular way on the New York Stock Exchange or such other national regional exchange or market in which the security trades without the right to receive such issuance or distribution;

     "Trading Day" means (a) if the applicable security is listed, admitted for trading or quoted on the New York Stock Exchange, the NASDAQ National Market or another national security exchange, a day on which the New York Stock Exchange, the NASDAQ National Market or another national security exchange is open for business or (b) if the applicable security is not so listed, admitted for trading or quoted, any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the State of New York are authorized or obligated by law to close;

     "Trading Price" of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Bid Solicitation Agent for $10 million principal amount of Notes at approximately 4:00 p.m., New York City time, on such determination date from three unaffiliated, nationally recognized securities dealers the Company selects, provided that if: (i) at least three such bids are not obtained by the Bid Solicitation Agent, or (ii) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price of the Notes on such date of determination will equal (a) the then applicable Conversion Rate of the Notes multiplied by
(b) the average Last Reported Sale Price of Common Stock for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 7.06 of this Fifth Supplemental Indenture;

     "Transfer  Restricted Securities" means the  Registrable
Securities under the Registration Rights Agreement.

                           ARTICLE II

                    The Series of Securities

     Section 2.01 Title of the Securities. The Notes shall be designated as the "3.375% Convertible Senior Notes due 2033."
The Notes shall be treated for all purposes under the Indenture as a single class or series of Securities.

     Section 2.02 Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver Notes for original issue on the Original Issue Date in the aggregate principal amount of $500,000,000 upon a Company Order for the authentication and delivery thereof and satisfaction of Section 303 of the Base Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial
Holder or Holders. The Trustee shall authenticate and deliver Notes for original issue on each Option Issue Date in the aggregate principal amount of up to $75,000,000 upon a Company Order for the authentication and delivery thereof and satisfaction of Section 303 of the Base Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of Notes that may be outstanding shall not exceed $575,000,000, subject to Section 301 of the Base Indenture as amended by Section 9.02(b)(ii) of this Fifth Supplemental Indenture.

     Section 2.03 Stated Maturity. The Stated Maturity of the Notes shall be October 15, 2033 (the "Maturity Date"). The principal amount of the Notes shall be payable on the Maturity Date unless the Notes are earlier redeemed, purchased or converted in accordance with the terms of the Indenture.

     Section 2.04   Interest and Interest Rates.

(a) The Notes shall bear interest at a rate of 3.375% per year, from October 10, 2003 (the "Original Issue Date") or from the most recent Interest Payment Date to which payment has been made or duly provided for, payable semiannually in arrears on April 15 and October 15 of each year, beginning April 15, 2004 (each an "Interest Payment Date") to the persons in whose names the Notes are registered at the close of business on the April 1 and October 1 (each a "Regular Record Date") (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

(b) Holders of Notes at the close of business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on such Regular Record Date. Notes surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Notes; provided, however, that no such payment need be made if (1) the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the immediately following Interest Payment Date, (2) the Company has specified a Purchase Date following a Fundamental Change that is during such period or (3) any overdue interest exists at the time of conversion with respect to such Notes to the extent of such overdue interest. The Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

(c) Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

(d) The amount of interest payable for any period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed. In the event that any date on which interest is payable on a Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

(e) If any principal of the Notes or any portion of such principal is not paid when due (whether upon acceleration, upon the date set for payment of the Redemption Price pursuant to paragraph 5 of the Notes, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 7 of the Notes or upon the Stated Maturity) or if interest due on the Notes or any portion of such interest is not paid when due in accordance with paragraph 1 or paragraph 9 of the Notes, then in each such case the overdue amount shall bear interest at the rate of 3.375% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(f) The interest rate borne by the Registrable Securities will be increased by .25% per annum upon the occurrence of a Registration Default, which rate will increase by an additional ..25% per annum if such Registration Default has not been cured within 90 days after the occurrence thereof ("Additional Amounts"); provided that the aggregate amount of any such increase in the interest rate on the Registrable Securities shall in no event exceed .50% per annum. All accrued Additional Amounts shall be paid to Holders of Registrable Securities in the same manner and at the same time as regular payments of interest on the Registrable Securities. Following the cure of all Registration Defaults, the accrual of Additional Amounts shall cease and the interest rate on the Registrable Securities will revert to 3.375% per annum.

     Section 2.05 Paying Agent and Conversion Agent; Place of Payment. The Trustee shall initially serve as the Paying Agent and Conversion Agent for the Notes. The Company may appoint and change any Paying Agent or Conversion Agent or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent or Conversion Agent. The Place of Payment where the Notes may be presented or surrendered for payment shall be the Corporate Trust Office of the Trustee.

     Section 2.06 Place of Registration or Exchange; Notices and Demands With Respect to the Notes. The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Notes shall be the Corporate Trust Office of the Trustee.

     Section 2.07 Percentage of Principal Amount. The Notes shall be initially issued at 100% of their principal amount plus accrued interest, if any, from October 10, 2003.

     Section 2.08   Global Notes.

(a) The Notes are being offered and sold to Qualified Institutional Buyers as defined in Rule 144A in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered, book-entry form, without interest coupons (collectively, the "Global Notes").

(b) Each of the Global Notes shall represent such of the Notes as shall be specified therein and shall each provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions. Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the aggregate principal amount, of Notes represented thereby shall be reflected by the Trustee on Schedule A attached to the Note and made by the Trustee in accordance with written instructions or such other written form of customary instructions from the Depositary or its nominee.

(c)  The Depository Trust Company shall initially serve as
Depositary with respect to the Global Notes. Such Global Notes shall bear the legends set forth in the form of Security attached as Exhibit A hereto.

     Section 2.09 Form of Securities. The Global Notes shall be substantially in the form attached as Exhibit A hereto.

     Section 2.10 Security Registrar. The Trustee shall initially serve as the Security Registrar for the Notes.

     Section 2.11 Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement.

     Section 2.12 Bid Solicitation Agent. The Trustee shall initially serve as the bid solicitation agent (the "Bid Solicitation Agent") for purposes of obtaining secondary market bid quotations for determining Trading Prices. The Company may change the Bid Solicitation Agent at any time; provided, however, that the Bid Solicitation Agent shall not be an Affiliate of the Company. The Bid Solicitation Agent shall solicit bids from nationally recognized securities dealers that are believed by the Company to be willing to bid for the Notes.

     Section 2.13 Defeasance and Discharge. The Notes issued hereby will not be subject to any defeasance provisions.

                       ARTICLE III

                Optional Redemption of the Notes

     Section 3.01 Right to Redeem; Notice to Trustee, Paying Agent and Holders. On or after October 15, 2010, the Company may, at its option, redeem the Notes in whole, or at any time in part, in accordance with the provisions of paragraph 5 of the Notes. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify in writing the Trustee, the Paying Agent and each Holder of Notes to be redeemed, as provided in Section
1104 of the Base Indenture and Section 3.04 hereof.

     Section 3.02 Fewer Than All Outstanding Notes to Be Redeemed. If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in principal amounts of $1,000 or integral multiples thereof. In the case that the Trustee shall select the Notes to be redeemed, the Trustee may effectuate such selection by lot, pro rata, or by any other method that the Trustee considers fair and appropriate.
The Trustee will make such selection promptly following receipt of the notice of redemption from the Company provided pursuant to
Section 3.04 hereof.

     Section 3.03 Selection of Notes to Be Redeemed. If any Notes selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Notes so selected, the converted portion of such Notes shall be deemed (so far as may be), to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 3.03 shall affect the right of any Holder to convert any Notes pursuant to Article VII hereof before the termination of the conversion right with respect thereto.

     Section 3.04 Notice of Redemption. In addition to those matters set forth in Section 1104 of the Base Indenture, a notice of redemption sent to Holders of Notes shall state:

(a)  the then current Conversion Rate;

(b)  the name and address of the Paying Agent and the Conversion
Agent;

(c) that the Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date; and

(d) that Holders who wish to convert Notes must comply with the procedures in paragraph 8 of the Notes.

     Section 3.05 Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Notes that are converted in accordance with the provisions of Article VII hereof and paragraph 8 of the Notes.
Upon presentation and surrender to the Paying Agent, Notes called for redemption shall be paid at the Redemption Price as defined in paragraph 5 of the Notes.

     Section 3.06 Deposit of Redemption Price. On or before 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Redemption Price of all the Notes to be redeemed on that date other than the Notes or portions thereof called for redemption which on or prior thereto have been delivered by the Company to the Security Registrar for cancellation or have been converted. The Trustee and Paying Agent shall, as promptly as practicable, return to the Company any money not required for that purpose because of conversion of the Notes in accordance with the provisions of Article VII hereof. If such money is then held by the Company or a Subsidiary in trust and is not required for such purpose, it shall be discharged from such trust.

                      ARTICLE IV

               Purchase Upon a Fundamental Change

     Section 4.01 Purchase at the Option of the Holder upon a Fundamental Change. If a Fundamental Change shall occur at any time prior to the Maturity Date, each Holder shall have the right, at such Holder's option, to require the Company to purchase all or any portion of such Holder's Notes for cash on a date specified by the Company that is no later than 35 days after the date of the Company Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 6.04) (the "Fundamental Change Purchase Date"). The Notes shall be repurchased in
integral  multiples of $1,000 of the principal  amount.   The
Company shall purchase such Notes at a price (the "Fundamental Change Purchase Price") equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, including Additional Amounts, if any, to, but excluding, the Fundamental Change Purchase Date. No Notes may be purchased at the option of the Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of the Notes).

     Section 4.02 Notice of Fundamental Change. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent in the name of and at the expense of the Company, shall mail to all Holders and the Trustee a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 6.01 hereof, on or before the 30th day after the occurrence of such Fundamental Change.

     Section 4.03 Exercise of Option. For a Note to be so purchased at the option of the Holder, the Paying Agent must receive such Note duly endorsed for transfer, together with a written notice of purchase (a "Fundamental Change Purchase Notice") and the form entitled "Form of Fundamental Change Purchase Notice" on the reverse thereof duly completed, on or before the 35th day after the date of the Company Notice of the occurrence of such Fundamental Change, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

(a) if certificated, the certificate numbers of the Notes which the Holder shall deliver to be purchased, or, if not certificated, the Fundamental Change Purchase Notice must comply with appropriate Depositary procedures;

(b) the portion of the principal amount of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

(c)  that such Notes shall be purchased as of the Fundamental
Change Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Notes and in this Supplemental
Indenture.

     Section 4.04 Procedures. The Company shall purchase from a Holder, pursuant to Article IV hereof, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

     Any purchase by the Company contemplated pursuant to the provisions of Article IV hereof shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Notes.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by Section 4.03 shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 6.02.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

     On  or  before  10:00 a.m. (New York City time)  on  the
Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Fundamental Change Purchase Price of the Notes to be
purchased pursuant to Article IV hereof. Payment by the Paying Agent of the Fundamental Change Purchase Price for such Notes shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Fundamental Change Purchase Price of such Notes on the Business Day following the Fundamental Change Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest (including Additional Amounts, if any) on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Notes). Nothing herein shall preclude any withholding tax required by law.

     The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the
Fundamental Change Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

     All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for purchase shall be determined by the Company, whose determination shall be final and binding.

                            ARTICLE V

                        Optional Purchase

     Section 5.01 Purchase of Notes by the Company at the Option of the Holder.

(a) On each of October 15, 2010, October 15, 2013, October 15, 2018, October 15, 2023 and October 15, 2028 (each, a "Purchase Date"), Holders shall have the option to require the Company to purchase all or any portion of their Notes at the Purchase Price specified in paragraph 7 of the Notes, upon:

       (i) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the Business Day prior to such Purchase Date, stating:

          (1) if certificated, the certificate numbers of the Notes which the Holder will deliver to be purchased, or, if not certificated, the Purchase Notice must comply with appropriate Depositary procedures;

          (2) the portion of the principal amount of the Notes which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

          (3) that such Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Notes and in this Supplemental Indenture; and

       (ii) delivery or book-entry transfer of such Notes to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 5.01 only if the Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

(b) The Company shall purchase from a Holder, pursuant to the terms of this Section 5.01, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

(c) Any purchase by the Company contemplated pursuant to the provisions of this Section 5.01 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Notes.

(d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 5.01 shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 6.02.

(e) The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

(f) On or before 10:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Purchase Price of the Notes to be purchased pursuant to this Section 5.01. Payment by the Paying Agent of the Purchase Price for such Notes shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Purchase Price of such Notes on the Business Day following the Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest (including Additional Amounts, if any) on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery or transfer of the Notes).

(g) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

(h) All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for purchase shall be determined by the Company, whose determination shall be final.

                           ARTICLE VI

  Conditions and Procedures for Purchases at Option of Holders

     Section 6.01 Notice of Purchase Date or Fundamental Change. The Company shall send notices (each, a "Company Notice") to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Security Register maintained by the Security Registrar, and delivered to the Trustee and Paying Agent, not less than 20 Business Days prior to each Purchase Date, or on or before the 30th day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a "Company Notice Date"). Each Company Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice to be completed by a Holder and shall state:

(a) the applicable Purchase Price or Fundamental Change Purchase Price, excluding accrued and unpaid interest, Conversion Rate at the time of such notice (and any adjustments to the Conversion
Rate) and, to the extent known at the time of such notice, the amount of interest (including Additional Amounts, if any), if any, that will be payable with respect to the Notes on the applicable Purchase Date or Fundamental Change Purchase Date;

(b) if the notice relates to a Fundamental Change, the events causing the Fundamental Change and the date of the Fundamental
Change;

(c)  the Purchase Date or Fundamental Change Purchase Date;

(d) the last date on which a Holder may exercise its purchase right;

(e)  the name and address of the Paying Agent and the Conversion
Agent;

(f) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change
Purchase Price;

(g) that Notes as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted only if the applicable Purchase Notice or Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture;

(h) that the Purchase Price or Fundamental Change Purchase Price for any Notes as to which a Purchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Notes;

(i) the procedures the Holder must follow under Article IV or V hereof, as applicable, and Article VI hereof;

(j)  briefly, the conversion rights of the Notes;

(k) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Notes covered by any Purchase Notice or Fundamental Change Purchase Notice, as applicable, interest (including Additional Amounts, if any) will cease to accrue on and after the Purchase Date or Fundamental Change Purchase Date, as applicable;

(l)  the CUSIP or ISIN number of the Notes; and

(m) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice.

     In connection with providing such Company Notice, the Company will issue a press release and publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company's then existing Web site or through such other public medium as the Company may use at the time.

     At the Company's request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company's expense, the Paying Agent shall give the Company Notice to the Holders in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

     Section 6.02 Effect of Purchase Notice or Fundamental Change Purchase Notice; Effect of Event of Default. Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 5.01 or Section 4.03, as applicable, the Holder of the Notes in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price with respect to such Notes. Such Purchase Price or Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Notes (provided the conditions in Section 5.01 or Section 4.03, as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 5.01 or Section 4.03, as applicable. Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

     A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

(a) if certificated, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate Depositary procedures;

(b) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and

(c) the principal amount, if any, of such Notes which remains subject to the original Purchase Notice or Fundamental Change
Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

     There  shall  be  no purchase of any Notes  pursuant  to
Article IV or Article V hereof if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     Section 6.03 Notes Purchased in Part. Any Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Notes, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Notes so surrendered which is not purchased or redeemed.

     Section 6.04 Covenant to Comply with Securities Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Article IV or Article V hereof, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under
Article IV or Article V hereof to be exercised in the time and in the manner specified in Article IV or Article V hereof.

     Section 6.05 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed as provided in paragraph 12 of the Notes, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 4.04 or 5.01(f), as applicable, exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Purchase
Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any.

     Section 6.06 Officers' Certificate. At least five Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee (provided, that at the Company's option, the matters to be addressed in such Officers' Certificate may be divided among two such certificates) specifying:

(a)  the manner of payment selected by the Company; and

(b)  whether the Company desires the Trustee to give the Company
Notice to the Holders required by Section 6.01 herein.

                           ARTICLE VII

                       Conversion of Notes

     Section 7.01 Right to Convert. A Holder may convert its Notes for Common Stock, in whole or in part, at any time during which the conditions stated in paragraph 8 of the Notes are met. The number of shares of Common Stock issuable upon conversion of a Note per $1,000 principal amount (the "Conversion Rate") shall be that set forth in paragraph 8 in the Notes, subject to adjustment as herein set forth. The initial Conversion Rate is 32.2373 shares of Common Stock issuable upon conversion of a Convertible
Note per $1,000 principal amount.

     A Holder may convert a portion of the principal amount of Notes if the portion is $1,000 or a multiple of $1,000.

     Section 7.02 Conversion Procedures. To convert Notes, a Holder must satisfy the requirements in this Section 7.02 and in paragraph 8 of the Notes. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion
Date"). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 7.03. The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Notes shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Notes, such Person shall no longer be a Holder of such Notes.

     No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section 7.06 or as otherwise provided in this Indenture.

     On conversion of Notes, that portion of accrued interest with respect to the converted Notes shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Notes being converted pursuant to the provisions hereof, and the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Notes being converted pursuant to the provisions hereof. Notwithstanding conversion of any Notes, the Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

     If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Notes converted.

     Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new
Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

     If the last day on which Notes may be converted is a legal holiday in a place where a Conversion Agent is located, the Notes may be surrendered to that Conversion Agent on the next succeeding day that it is not a legal holiday.

     Section 7.03 Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Notes. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported
Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

     Section 7.04 Taxes on Conversion. If a Holder converts Notes, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any withholding tax required by law.

     Section 7.05 Covenants of the Company. The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

     All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

     Section 7.06 Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time, without duplication, as follows:

(a) In case the Company shall (i) pay a dividend or make a distribution on its Common Stock exclusively in shares of its Common Stock; (ii) subdivide its outstanding Common Stock into a greater number of shares; or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the record date or effective date, as the case may be, for the adjustment pursuant to this Section 7.06(a) as described below, shall be adjusted so that the Holder of any Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Notes been converted immediately prior to such record date or effective date, as the case may be. An adjustment made pursuant to this Section 7.06(a) shall become effective immediately after the applicable record date in the case of a dividend or distribution and shall become effective immediately after the applicable effective date in the case of subdivision or combination of the Company's Common Stock. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall issue rights or warrants to all holders of the Common Stock entitling them (for a period expiring within 60 days after the date of issuance of such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Market Price per share of Common Stock on the record date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately after such record date shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately after such record date by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and (ii) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Market Price per share of Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex-date for such issuance of rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such record date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) In case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock any assets, debt securities, shares of any class of capital stock of the Company or rights or warrants to purchase any of its securities (excluding (i) any dividend, distribution or issuance covered by those referred to in Section 7.06(a) or 7.06(b) hereof and
(ii) any dividend or distribution paid exclusively in cash) (any of the foregoing hereinafter in this Section 7.06(c) called the "Distributed Assets or Securities"), then, in each case, the Conversion Rate shall be adjusted (unless Section 7.06(e) applies, in which case the adjustment shall be made as provided therein) so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date mentioned below by a fraction of which (A) the numerator shall be the Market Price per share of the Common Stock on the earlier of the record date or the Trading Day immediately preceding the ex-date for such dividend or distribution, and (B) the denominator shall be (1) the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex-date for such dividend or distribution less
(2) the Fair Market Value on the earlier of such record date or the Trading Day immediately preceding the ex-date for such dividend or distribution (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee and the Conversion Agent) of the Distributed Assets or Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution; provided, however, that, if (i) the Fair Market Value of the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price of the Common Stock on the record date for the determination of stockholders entitled to receive such distribution or (ii) the Market Price of the Common Stock on the record date for the determination of stockholders entitled to receive such distribution is greater than the Fair Market Value per share of such Distributed Assets or Securities by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities, shares of our capital stock or rights or warrants comprising the Distributed Assets or Securities the Holder would have received had such Holder converted such Notes immediately prior to the record date for the determination of stockholders entitled to receive such distribution. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such distribution had not been declared.

(d) In case the Company shall make any distributions, by dividend or otherwise, consisting exclusively of cash to all holders of Common Stock, other than cash dividends on Common Stock in amounts up to $0.25 aggregate cash dividends per share of Common Stock in any six month period (the "Dividend Threshold Amount"), then, in such case, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (A) the numerator shall be the Market Price per share of the Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex-date for such dividend or distribution and
(B) the denominator shall be (1) the Market Price per share of Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex-date for such dividend or distribution less (2) the amount of cash so distributed applicable to one share of Common Stock (in the case of cash dividends, that amount in excess of the Dividend Threshold Amount).

Such adjustment shall become effective immediately after
the  record  date for the determination of  stockholders
entitled to receive such distribution; provided that  if
(i) the portion of the cash so distributed applicable to
one  share  of Common Stock is equal to or greater  than
the  Market Price of the Common Stock on the record date
for  the  determination  of  stockholders  entitled   to
receive  such distribution or (ii) the Market  Price  of
the   Common   Stock  on  the  record   date   for   the
determination of stockholders entitled to  receive  such
distribution is greater than the portion of the cash  so
distributed applicable to one share of Common  Stock  by
less   than  $1.00,  then,  in  lieu  of  the  foregoing
adjustment,  adequate provision shall be  made  so  that
each  Holder  shall  have  the  right  to  receive  upon
conversion,  in addition to the shares of Common  Stock,
the  amount of cash such Holder would have received  had
such  Holder converted such Notes immediately  prior  to
the  record  date for the determination of  stockholders
entitled  to  receive such distribution.  In  the  event
that  such  distribution is not so  paid  or  made,  the
Conversion   Rate  shall  again  be  adjusted   to   the
Conversion  Rate that would then be in  effect  if  such
distribution  had not been declared.  If any  adjustment
is  required  to be made by this Section  7.06(d)  as  a
result of a distribution of a dividend in any six  month
period that exceeds the Dividend Threshold Amount,  such
adjustment shall be based upon the amount by which  such
distribution exceeds the Dividend Threshold Amount.   If
an  adjustment is otherwise required to be made by  this
Section 7.06(d), such adjustment shall be based upon the full amount of the distribution.

(e) With respect to Section 7.06(c) above, in the event that the Company makes any distribution to all holders of Common Stock for which an adjustment is required by Section 7.06(c) consisting of Equity Interests in a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (i) the numerator shall be (x) the Spin-off Market Price per share of the Common Stock on such record date plus (y) the Spin-off Market Price per Equity Interest of the Subsidiary or other business unit of the Company on such record date and (ii) the denominator shall be the Spin-off Market Price per share of the Common Stock on such record date, such adjustment to become effective immediately after the effective date of such distribution of Equity Interests in a Subsidiary or other business unit of the Company.

(f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a certificate filed with the Trustee and the Conversion Agent) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Last Reported Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction, of which (i) the numerator shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Last Reported Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and (ii) the denominator shall be the product of the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time and the Last Reported Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time.

Such adjustment shall become effective immediately prior
to  the  opening  of business on the day  following  the
Expiration  Time.   If  the  Company  is  obligated   to
purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(g) Upon conversion of the Notes, the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights issued under any future shareholder rights plan the Company implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion) unless, prior to conversion, such rights have expired, terminated or been redeemed or exchanged in accordance with such future shareholders rights plan. If, and only if, the Holders of Notes receive rights under such shareholder rights plan as described in the preceding sentence upon conversion of their Notes, then no other adjustment pursuant to this Section 7.06 shall be made in connection with such shareholder rights plan, but an adjustment to the Conversion Rate shall be made pursuant to Section 7.06(c) hereof upon the separation of the rights from the Common Stock.

(h) For purposes of this Section 7.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(i) Notwithstanding the foregoing, in no event shall the Conversion Rate exceed the maximum conversion rate specified under this Section 7.06(i) (the "Maximum Conversion Rate") as a result of an adjustment pursuant to Section 7.06(d) and Section 7.06(f) hereof. The Maximum Conversion Rate shall initially be
47.3934. The Maximum Conversion Rate is subject to the same proportional adjustments made to the Conversion Rate pursuant to
Section 7.06(a), (b), (c) or (e) hereof.

(j) If any adjustment or readjustment is made to the Conversion Rate pursuant to this Section 7.06 (other than pursuant to Section 7.06(d)), the same proportional adjustment shall be made to the Dividend Threshold Amount; provided that the Dividend Threshold Amount shall be decreased whenever the Conversion Rate is increased and increased whenever the Conversion Rate is decreased.

     Section 7.07 Calculation Methodology. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate then in effect, provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in this
Article VII, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Article VII, Section 7.06 and this Section 7.07 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

     Section 7.08 When No Adjustment Required. No adjustment to the Conversion Rate need be made:

(a) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(b) upon the issuance of any shares of Common Stock or options or rights to purchase or acquire those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(c) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in paragraph (b) above and outstanding as of the date of this Supplemental Indenture;

(d)  for a change in the par value or no par value of the Common
Stock; or

(e)  for accrued and unpaid interest (including Additional
Amounts, if any).

     To the extent the Notes become convertible into cash, assets, or property (other than capital stock of the Company or securities to which Section 7.12 applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash.

     Section 7.09 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     Section 7.10 Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 7.06, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes affect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

     Section 7.11 Notice to Holders Prior to Certain Actions. In case:

(a) The Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 7.06;

(b) The Company shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

(c) Of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) Of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall cause to be filed with the Trustee and to be mailed to each Holder at its address appearing on the Security Register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

     Section 7.12 Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation, merger, combination or binding share exchange of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a Supplemental Indenture, providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon
conversion   of   such  Note  immediately   prior   to   such
reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. Such Supplemental Indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7.12.

     The Company shall cause notice of the execution of such Supplemental Indenture to be mailed to each Holder, at its address appearing on the Security Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The  above  provisions of this Section  shall  similarly
apply     to     successive    reclassifications,    changes,
consolidations,   mergers,   combinations,   binding    share
exchanges, sales and conveyances.

     If this Section 7.12 applies to any event or occurrence,
Section 7.06 shall not apply.

     Section 7.13 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officers' Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Article Six of the Base Indenture, neither the Trustee nor any Conversion
Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any Supplemental Indenture entered into pursuant to Article VII hereof relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such
Section 7.12 or to any adjustment to be made with respect thereto, but, subject to the provisions of Article Six of the Base Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     Section 7.14   Simultaneous Adjustments.  In the event that
Section 7.06 requires adjustments to the Conversion Rate under more than one of Sections 7.06(a), (b), (c), (d) or (f), and the Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 7.06(c), second, the provisions of Section 7.06(a), third, the provisions of Section 7.06(b), fourth, the provisions of section 7.06(d) and fifth, the provisions of Section 7.06(f).

     Section 7.15 Successive Adjustments. After an adjustment to the Conversion Rate under Section 7.06, any subsequent event requiring an adjustment under Section 7.06 shall cause an adjustment to the Conversion Rate as so adjusted.

     Section 7.16 General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to
Article VII hereof, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of Article VII hereof and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                            ARTICLE VIII


                    Restrictions on Transfer

     Section 8.01   Transfer and Exchange.

(a) Transfer and Exchange of Notes in Definitive Form. In addition to the requirements set forth in Section 305 of the Base Indenture, Notes in definitive form that are Transfer Restricted Securities presented or surrendered for registration of transfer or exchange pursuant to Section 305 of the Base Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Security Registrar may conclusively rely:

     (i) if such Transfer Restricted Securities are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

     (ii) if such Transfer Restricted Securities are being transferred
     (1) to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

     (iii) if such Transfer Restricted Securities are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests.

(b)  Transfer and Exchange of the Notes.

     (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 305 of the Base Indenture and Article VIII hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

     (ii) The transfer and exchange of Global Notes or beneficial interests therein for certificated notes (or vice versa) shall be effected through the Trustee and the Depositary, as the case may be, in accordance with Section 305 of the Base Indenture and
     Article VIII hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

     Section 8.02   Legends.

(a) Except as permitted by Section 8.02(b) hereof, each certificate evidencing the Global Notes or certificated notes in definitive form (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
          (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.
          THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF OCTOBER 10, 2003 ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.
Each certificate evidencing the Global Notes also shall bear the legend specified for Global Notes in the form of Note attached hereto as Exhibit A.

(b) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, which shall be certified to the Trustee and Security Registrar upon which each may conclusively rely:

     (i) in the case of any Transfer Restricted Security represented by a certificated note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated note that does not bear the legend set forth in
     Section 8.02(a) hereof and rescind any restriction on the transfer of such Transfer Restricted Security; and

     (ii) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in Section 8.02(a) hereof if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act.

     Section 8.03   Registration Rights Agreement.

     The Company shall perform its obligations under the Registration Rights Agreement and shall comply in all material respects with the terms and conditions contained therein including, without limitation, the payment of Additional Amounts.

     Section 8.04   Restriction on Common Stock Issuable Upon
Conversion.

(a) Shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the Holders converting such Notes and the certificate representing such shares of Common Stock shall bear the Restricted Common Stock Legend unless removed in accordance with Section 8.04(c).

(b) If (i) shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the Holder of such Notes or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such Holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the Holder must deliver to the transfer agent for the Common Stock and to the Company a certificate in substantially the form of Exhibit H as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

(c) Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such reasonably satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act of 1933, may include an opinion of counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act of 1933 and that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act of 1933. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

     Section 8.05 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange
Act, upon the request of a Holder or any beneficial holder of Notes or shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule
144A Information (as defined below) to such Holder or any beneficial holder of Notes or holder of shares of Common Stock issued upon conversion of Notes, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

                           ARTICLE IX

                Remedies; Modification and Waiver

     Section 9.01   Additional Events of Default; Acceleration of
Maturity.   Solely with respect to the Notes  issued  hereby,
Section 501(a) of the Base Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof as an Event of Default in addition to the other events set forth in
Section 501 of the Base Indenture:

     "(a)  default  in the payment of any interest  upon
     any   Security  of  that  series,  including  Additional
     Amounts, if any, when it becomes due and payable, and continuance of such default for a period of 30 days;"

     Section 9.02   Modification and Waiver.

(a) In addition to those matters set forth in Section 902 of the Base Indenture (including the terms and conditions of the Notes set forth herein), and solely with respect to the Notes issued hereby, no amendment or Supplemental Indenture shall without the consent of the Holder of each Note affected thereby:

     (i) Reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of the Notes; or

     (ii) Alter the manner of calculation or rate of Additional
     Amounts payable on any Note or extend the time for payment of any such amount.

The references to "interest" in Sections 513(1) and 1001 of the Base Indenture shall include Additional Amounts, if any.

(b) Amendments to the Base Indenture. The following amendments apply to the Notes issued hereby and all other Securities issued under the Base Indenture from and after the date of this Fifth Supplemental Indenture, including the Company's 7.25% Senior Notes due 2013.

     (i) The first paragraph of Section 502 of the Base Indenture is hereby deleted in its entirety and replaced with the following paragraph:

          "If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, other than under clause (6) or (7) of
          Section 501, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in clause (6) or (7) of Section 501 occurs with respect to Securities of any series at the time Outstanding, all unpaid principal of and accrued interest on the Outstanding Securities of that series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Security of that series."

     (ii) The following paragraph is added to the end of Section 301 of the Base Indenture:

          "All Securities of any series need not be issued at the same time and, unless otherwise so provided, a series may be reopened for issuance of additional
          Securities of such series."

                            ARTICLE X

                    Miscellaneous Provisions

     Section 10.01 The Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

     Section 10.02 This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 10.03 THIS FIFTH SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE
OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO
PRINCIPLES OF CONFLICTS OF LAW).

     Section 10.04  If any provision in this Fifth Supplemental
Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

     Section 10.05 In case any provision in this Fifth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 10.06 The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.


     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, as of the day and year first written above.

                                EASTMAN KODAK COMPANY



                                By:
                                   Name: Daniel A. Carp
                                   Title:Chairman of the
                                        Board and
                                        Chief Executive
                                        Officer

Attest:




Name:
Title:



(SEAL)

                                THE BANK OF NEW YORK, as
                                Trustee



                                By:
                                   Name:
                                   Title:



(SEAL)

                            Exhibit A

                     [FORM OF FACE OF NOTE]

                                                [Global Note]
                                          [Certificated Note]

[IF THIS SECURITY IS TO BE A GLOBAL NOTE -] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[For as long as this Global Security is deposited with or on behalf of The Depository Trust Company it shall bear the following legend.] Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Eastman Kodak Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                      EASTMAN KODAK COMPANY

            3.375% Convertible Senior Notes due 2033

No. __________                                     $  __________*
                                               CUSIP No. ________

     EASTMAN KODAK COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (herein called the "Company", which term includes any successor
Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of ____________________ Dollars on October 15, 2033. This Note shall bear interest as specified on the other side of this Note. This Note is convertible and is subject to redemption at the option of the Company and to purchase by the Company at the option of the Holder as specified on the other side of this Note.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
          (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

          THE HOLDER OF THIS SECURITY AGREES THAT SUCH HOLDER WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

          THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

          THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF OCTOBER 10, 2003 ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN   WITNESS  WHEREOF,  the  Company  has  caused   this
instrument to be duly executed under its corporate seal.

Dated:                    EASTMAN KODAK COMPANY

                          By:
                             Name:     Daniel A. Carp
                             Title:    Chairman of the Board
                                  of Directors and
                                  Chief Executive Officer
(SEAL)

Attest:




Name:
Title:

            (Trustee's Certificate of Authentication)

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                THE BANK OF NEW YORK,
                                As Trustee

Date of Authentication:  ______________

                                By:
                                    Authorized Signatory

                 [FORM OF REVERSE SIDE OF NOTE]

                      EASTMAN KODAK COMPANY

            3.375% CONVERTIBLE SENIOR NOTES DUE 2033

1.   INTEREST

     This Note shall bear interest at a rate of 3.375% per year on the principal hereof, from October 10, 2003 or from the most recent Interest Payment Date (as defined below) to which payment has been made or duly provided for, payable semiannually in arrears on April 15 and October 15 of each year, beginning April 15, 2004 (each an "Interest Payment Date") to the persons in whose names the Notes are registered at the close of business on the April 1 and October 1 (each a "Regular Record Date") (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month.

     Holders of Notes at the close of business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on such Regular Record Date. Notes surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Notes; provided, however, that no such payment need be made if (1) the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the immediately following Interest Payment Date, (2) the Company has specified a Purchase Date following a Fundamental Change that is during such period or (3) any overdue interest exists at the time of conversion with respect to such Notes to the extent of such overdue interest. The Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

     If the principal hereof or any portion of such principal is not paid when due (whether upon acceleration, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Fundamental Change Purchase Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this
Note)  or  if  interest due hereon or  any  portion  of  such interest is not paid when due in accordance with this paragraph or paragraph 9 hereof, then in each such case the overdue amount shall bear interest at the rate of 3.375% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2.   METHOD OF PAYMENT

     Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register.

3.   PAYING AGENT, CONVERSION AGENT AND SECURITY REGISTRAR

     Initially, the Trustee shall act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent or Conversion Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

4.   INDENTURE

     This Note is one of a duly authorized issue of securities of the Company, issued and to be issued in one or more series under an Indenture, dated as of January 1, 1988, as supplemented by the First Supplemental Indenture thereto, dated as of September 6, 1991, the Second Supplemental Indenture thereto, dated as of September 20, 1991, the Third Supplemental Indenture thereto, dated as of January 26, 1993 and the Fourth Supplemental Indenture thereto, dated as of March 1, 1993 (the "Base Indenture"), as supplemented by the Fifth Supplemental Indenture thereto, dated as of October 10, 2003 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders and the terms upon which the Notes are to be authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in the Notes.

     The Notes are general unsecured obligations of the Company limited to $575,000,000 aggregate principal amount.

5.   REDEMPTION AT THE OPTION OF THE COMPANY

     No sinking fund is provided for the Notes. The Notes are redeemable for cash at any time in whole, or from time to time in part, on or after October 15, 2010 at the option of the Company at a redemption price ("Redemption Price") equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest (including Additional Amounts, if any) to, but excluding, the Redemption Date.

6.   NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

     Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before a Redemption Date to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after the Redemption Date interest (including Additional Amounts, if any), if any, shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

7.   PURCHASE  BY  THE COMPANY AT THE OPTION OF  THE  HOLDER;
     PURCHASE AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

     (a)    Subject  to  the  terms  and  conditions  of  the
Indenture, a Holder shall have the option to require the Company to purchase all or any portion of the Notes held by such Holder on October 15, 2010, October 15, 2013, October 15, 2018, October 15, 2023 and October 15, 2028 (each, a "Purchase Date") at a purchase price (the "Purchase Price") equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest (including Additional Amounts, if any) to, but excluding, such Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the Business Day prior to such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture. The Company will pay the Purchase Price in cash.

     Notes in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.

     (b) If a Fundamental Change shall occur at any time prior to the Maturity Date, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase all of such Holder's Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is 35 days after the date of the Company Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for a Fundamental Change Purchase Price equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest (including Additional Amounts, if any) to, but excluding, the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid by the Company in cash, as set forth in the Indenture.

     (c) Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

     (d) If cash sufficient to pay a Fundamental Change Purchase Price or Purchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change
Purchase Date, as the case may be, interest (including Additional Amounts, if any) shall cease to accrue on such Notes (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such
Note).

8.   CONVERSION

     Subject to the procedures set forth in the Indenture, a Holder may convert Notes into Common Stock, in whole or in part (but only those called for redemption in the case of paragraph 8(e) below), on or before the close of business on October 15, 2033 during the periods and upon satisfaction of at least one of the conditions set forth below:

          (a) in any calendar quarter (and only during such calendar quarter), beginning with the calendar quarter ending March 31, 2004, if the Last Reported Sale Price for Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter is greater than or equal to 120% of the Conversion Price per share of Common Stock on such last Trading Day;

          (b) during any period in which either (A) the credit rating assigned to the Notes by Moody's Investors Service, Inc. is lower than Ba2 or (B) the credit rating assigned to the Notes by Standard & Poors Rating Services is lower than BB;

          (c) during any period in which the Notes no longer are assigned credit ratings by at least one of Moody's
     Investors  Services, Inc. and Standard & Poor's  Ratings
     Services or their successors;

          (d) during any five consecutive Trading Day period following any 10 consecutive Trading Day period in which
     (1) the Trading Price of a Note for each day of such period was less than 105% of the Conversion Value, and
     (2) the Conversion Value for each day of such period was less than 95% of the principal amount of a Note;

          (e) in the event that the Company issues a notice pursuant to Section 1102 of the Base Indenture that it intends to call the Notes for redemption, at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date (but only those Notes called for redemption may be converted); or

          (f) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, property or securities, in which case a Holder may surrender Notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction (or the close of business of the Business Day immediately preceding the date on which the Company announces that the transaction will not take place) and, at the effective time of the transaction, the right to convert a Note into shares of Common Stock shall be changed into a right to convert such Note into the kind and amount of cash, property or securities of the Company or another person that the Holder would have received if the Holder had converted the Note immediately prior to the transaction as set forth in Section 7.12 of the Fifth Supplemental Indenture; or

          (g) the Company elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors exceeding 5% of the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, or (ii) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the declaration date of the distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders at least 20 Business Days immediately prior to the ex date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion, in whole or in part, at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex date and the date of the Company's announcement that such distribution will not take place; provided, however, that a Holder may not exercise this right to convert if the Holder may participate in the distribution without conversion. As used herein, the term "ex date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

     Notes in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Notes pursuant to Articles IV or V of the Supplemental Indenture may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Supplemental Indenture.

     The initial Conversion Rate is 32.2373 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

     Holders of Notes at the close of business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on such Regular Record Date. Notes surrendered for conversion by a Holder during the period from the close of business on any Regular Record Date to the opening of business on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Notes; provided, however, that no such payment need be made if (1) the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the immediately following Interest Payment Date, (2) the Company has specified a Purchase Date following a Fundamental Change that is during such period or (3) any overdue interest exists at the time of conversion with respect to such Notes to the extent of such overdue interest. The Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

     To convert the Notes a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Notes to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

     A Holder may convert a portion of the Notes only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of the Notes, that portion of accrued and unpaid interest attributable to the period from the Original Issue Date to the Conversion Date with respect to the converted portion of the Notes shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of the Notes being converted pursuant to the terms hereof; and the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Notes being converted pursuant to the provisions hereof. Notwithstanding the conversion of any Notes, the Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

9.   DEFAULTED INTEREST

     Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in
Section 2.04 of the Supplemental Indenture.

10.  DENOMINATIONS; TRANSFER; EXCHANGE

     The Notes are in registered form, without coupons, in denominations of $1,000 principal amount and multiples of $1,000. A Holder may transfer or convert Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. In the event of any redemption or purchase in part, the Security Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) for a period of 15 days before the mailing of a Redemption Notice, Purchase Notice or Fundamental Change Purchase Notice.

11.  PERSONS DEEMED OWNERS

     The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12.  UNCLAIMED MONEY OR PROPERTY

     The Trustee and the Paying Agent shall return to the Company upon written request any money or property held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money or property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

13.  AMENDMENT; WAIVER

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture or the Notes may be amended without the consent of any Holders under circumstances set forth in Section 901 of the Base Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

14.  DEFAULTS AND REMEDIES

     If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare the principal amount of all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the principal amount of, and any accrued and unpaid interest on (including Additional Amounts, if any), the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

     Events of Default in respect of the Notes are set forth in Section 9.01 of the Supplemental Indenture and Section 501 of the Base Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration. The Trustee may withhold from Holders notice of any continuing default (except a default in payment on any Notes) if it determines that withholding notice is in their interests.

15.  CONSOLIDATION, MERGER, AND SALE OF ASSETS

     In the event of a consolidation, merger, or sale of assets to convey, transfer or lease all or substantially all of Company's property or assets as described in Article VIII of the Base Indenture, the successor corporation to the Company shall succeed to and be substituted for the Company, and may exercise the Company's rights and powers under this Indenture, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under the Indenture and the Notes.

16.  TRUSTEE AND AGENT DEALINGS WITH THE COMPANY

     The Trustee, Paying Agent, Conversion Agent and Security Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Security Registrar.

17.  CALCULATIONS IN RESPECT OF THE NOTES

     The Company will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determination of the market prices for the Common Stock, accrued interest payable on the Notes and the Conversion Price of the Notes. The Company
will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Holders. The Company will provide to each of the Trustee and the Conversion Agent a schedule of its calculations and each of the Trustee and the Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder upon the request of such Holder.

18.  NO RECOURSE AGAINST OTHERS

     A director, officer or employee, as such, of the Company or any Subsidiary of the Company or any stockholder as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

19.  AUTHENTICATION

     This Note shall not be valid until an authorized officer of the Trustee or Authenticating Agent manually signs the Trustee's Certificate of Authentication on the other side of this Note.

20.  ABBREVIATIONS

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.  GOVERNING LAW

     The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New
York  without  regard to the conflicts of law rules  of  said
State.

                                                   SCHEDULE A

                     SCHEDULE OF ADJUSTMENTS

     The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is _______________. The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

Date of    Decrease in    Increase in    Aggregate     Notation
Adjust-     Aggregate      Aggregate     Principal        by
 ment       Principal      Principal     Amount of     Security
            Amount of      Amount of     Securities    Registrar
           Securities     Securities     Remaining
                                         After Such
                                        Decrease or
                                          Increase

                                                    Exhibit B

        FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
            OR REGISTRATION OF TRANSFER OF SECURITIES

Re:   3.375%  Convertible Senior Notes due  2033  of  Eastman
Kodak Company (the "Company")

     This Certificate relates to $_____ principal amount of Notes held in *______ book-entry or *______ definitive form by _____________________ (the "Transferor").

     The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of January 1, 1988, as supplemented by the First Supplemental Indenture thereto, dated as of September 6, 1991, the Second Supplemental Indenture thereto, dated as of September 20, 1991, the Third Supplemental Indenture thereto, dated as of January 26, 1993, the Fourth Supplemental Indenture thereto, dated as of March 1, 1993 and the Fifth Supplemental Indenture thereto, dated as of October 10, 2003 (as amended or supplemented to date, the "Indenture"), between the Company and The Bank of New York (the "Trustee"), relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

           Such Note is being acquired for the Transferor's own account without transfer.

           Such Note is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in accordance with Rule 144A under the Securities Act.

           Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

           Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                [INSERT NAME OF TRANSFEROR]



                                By:
                                    Name:
                                    Title:
                                    Address:



Date:  ____________________

                                                    Exhibit C

                    FORM OF CONVERSION NOTICE

To:  Eastman Kodak Company

     The undersigned registered holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of Eastman Kodak Company in accordance with the terms of the Indenture referred to in this Note, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

     This notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

Dated:

                                               Signature(s)

                         Signature(s) must be guaranteed by a
                         commercial bank or trust company  or
                         a  member  firm  of  a  major  stock
                         exchange  if shares of Common  Stock
                         are  to  be issued, or Notes  to  be
                         delivered, other than to or  in  the
                         name of the registered holder.




                                             Signature Guarantee


Fill in for registration of shares
if
to be delivered, and Notes if to be
issued other than to and in the
name of registered holder:

                                     Principal Amount to be
(Name)                               converted (if less than
                                     all):

                                     $___________,000
(Street Address)

                                     Social Security or
(City, state and zip code)           Other Taxpayer Number

Please print name and address

                                                    Exhibit D

           FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:  Eastman Kodak Company

     The undersigned registered holder of this Note hereby acknowledges receipt of a notice from Eastman Kodak Company (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms of the Supplemental Indenture referred to in this Note and directs that the check of the Company, in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:
                                               Signature(s)

                         Signature(s) must be guaranteed by a
                         commercial bank or trust company  or
                         a  member  firm  of  a  major  stock
                         exchange   if  Notes   are   to   be
                         delivered  other than to or  in  the
                         name of the registered holder.


                                             Signature Guarantee

Fill in for registration of Notes if to be issued other than to and in the name of registered holder:


(Name)


(Street Address)


(City, state and zip code)

Please print name and address

                                        Principal  Amount  to
                                        be purchased (if less
                                        than            all):
                                        $__________,000

                                        Social  Security   or
                                        Other Taxpayer Number

                                                    Exhibit E

                     FORM OF PURCHASE NOTICE

To:  Eastman Kodak Company

     The undersigned registered holder of this Note hereby acknowledges receipt of a notice from Eastman Kodak Company (the "Company") as to the holder's option to require the Company to repurchase this Note and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Supplemental Indenture referred to in this Note and directs that the check of the Company in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:
                                               Signature(s)

                         Signature(s) must be guaranteed by a
                         commercial bank or trust company  or
                         a  member  firm  of  a  major  stock
                         exchange   if  Notes   are   to   be
                         delivered  other than to or  in  the
                         name of the registered holder.


                                             Signature Guarantee

Fill in for registration of Notes if to be issued other than to and in the name of registered holder:


(Name)


(Street Address)


(City, state and zip code)

Please print name and address

                                        Principal  Amount  to
                                        be purchased (if less
                                        than            all):
                                        $__________,000

                                        Social  Security   or
                                        Other Taxpayer Number


                                                    Exhibit F

                         ASSIGNMENT FORM

     For  value  received ___________________________  hereby
sell(s),       assign(s)      and      transfer(s)       unto



_____________________________________________________________
_________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note,
and       hereby       irrevocably      constitutes       and
appoints


                                                  attorney to
transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:
                                                  Signature(s)

                                             Signature(s)
                                             must          be
                                             guaranteed by  a
                                             commercial  bank
                                             or trust company
                                             or a member firm
                                             of a major stock
                                             exchange      if
                                             Notes are to  be
                                             delivered  other
                                             than  to  or  in
                                             the  name of the
                                             registered
                                             holder.


                                                Signature Guarantee

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                                                    Exhibit G

             FORM OF RESTRICTED COMMON STOCK LEGEND

          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
          (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

          THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

          THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF OCTOBER 10, 2003 ENTERED INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

                                                    Exhibit H

            FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                   OF RESTRICTED COMMON STOCK

   (Transfers pursuant to Section 8.04(b) of the Supplemental
                           Indenture)

[NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

          Re:Eastman Kodak Company 3.375% Convertible  Senior
             Notes Due 2033 (the "Notes")

          Reference is hereby made to the Indenture, dated as of January 1, 1988, as supplemented by the First Supplemental Indenture thereto, dated as of September 6, 1991, the Second Supplemental Indenture thereto, dated as of September 20, 1991, the Third Supplemental Indenture thereto, dated as of January 26, 1993, the Fourth Supplemental Indenture thereto, dated as of March 1, 1993, and the Fifth Supplemental Indenture thereto, dated as of October 10, 2003, between the Company and the Trustee (collectively, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

          This letter relates to _________ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Notes and which are held in the name of ______________________________________ [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

          In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

          CHECK ONE BOX BELOW

          (1)       [ ]  to the Company; or

          (2) [ ] to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) in accordance with Rule 144A under the Securities Act of 1933; or

          (3)       [ ]  pursuant  to  an  exemption  from
                    registration under the Securities Act of 1933 provided by Rule 144 thereunder.

          Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock, such certifications and other information as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                [Name of Transferor],



                                By:
                                   Name:
                                   Title:



Dated:


_______________________________
     * Reference is made to Schedule A attached hereto with respect to decreases and increases in the aggregate principal amount of Notes evidenced by this Certificate.

     *    Fill in blank or check appropriate box, as applicable.